EXHIBIT 99.2

                              [LOGO - BUCS Federal]





                      Answers to Frequently Asked Questions
                         About Our Stock Conversion and
                          Your Opportunity to Invest in


                          [LOGO - BUCS Financial Corp]




THIS SALES AND ADVERTISING LITERATURE MUST BE READ IN CONJUNCTION WITH THE PROSPECTUS IN ORDER TO UNDERSTAND FULLY ALL OF THE IMPLICATIONS AND RISKS OF THE OFFERING OF COMMON STOCK OF BUCS FINANCIAL CORP. THIS LITERATURE MAY NOT BE DISTRIBUTED WITHOUT A COPY OF THE PROSPECTUS.

THIS IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY THE COMMON STOCK DESCRIBED HEREIN. THE OFFERING IS MADE ONLY BY THE PROSPECTUS.

         You can be one of the initial stockholders of BUCS Financial Corp, the proposed holding company of BUCS Federal Bank. BUCS Financial Corp is "going public" as part of the conversion of BUCS Federal from a federally chartered mutual savings association to a federally chartered stock savings bank to be known as "BUCS Federal Bank." Now you have the opportunity to invest in BUCS Federal Bank by purchasing stock in the initial offering of the holding company, BUCS Financial Corp. This brochure answers some of the most frequently asked questions about the conversion to stock ownership and about your opportunity to invest in BUCS Financial Corp.

ABOUT THE TRANSACTION
---------------------

1.       WHAT IS A CONVERSION?

         BUCS Federal is now a federally chartered mutual financial institution with directors being elected by our members. After the conversion, we will be a stock savings bank owned by a holding company. Stockholders will own the holding company, BUCS Financial Corp, and will have voting rights with respect to certain key business matters. BUCS Financial Corp is offering shares of common stock, in a subscription offering, to certain depositors and tax-qualified employee plans of BUCS Federal and depending upon market conditions and the availability of shares, may offer shares to selected persons in a community offering.

2.       WHAT IS BUCS FINANCIAL CORP AND WHY WAS IT FORMED?

         BUCS Federal created BUCS Financial Corp specifically for the purpose of purchasing 100% ownership in BUCS Federal Bank. BUCS Financial Corp currently has no stockholders, but is offering shares of its common stock to certain depositors, tax-qualified employee plans of BUCS Federal Bank and depending upon market conditions and the availability of shares, may offer shares to selected persons in a public offering. The additional capital provided through the offering of BUCS Financial Corp stock will support future banking activities and local expansion of the financial services currently offered through BUCS Federal. In addition, a financial institution holding company, such as BUCS Financial Corp, may invest in assets and conduct business activities which are not permissible for the Bank.

3.       WHAT ARE THE BENEFITS AND RISKS OF CONVERSION?

         The conversion and sale of stock will increase BUCS Federal's capital, enabling it to do many things, including possibly the following:

         -     support its development of new financial products and services
         -     enable it to expand its presence in its current  market area
         -     enhance  its  ability  to  compete  with  other   financial
               institutions
         -     facilitate  its future  access to the capital markets

         Please review the "Use of Proceeds" section in the prospectus for the initial plans of BUCS Federal Bank and BUCS Financial Corp with respect to the capital to be raised in the conversion.

         Investing in BUCS Financial Corp common stock entails certain risks. We can only offer the stock through a prospectus accompanied by a stock order form. Please review the prospectus prior to making an investment decision, particularly the section entitled "Risk Factors."

4.       WILL THE CONVERSION HAVE ANY EFFECT ON MY SAVINGS OR LOAN ACCOUNT?

         No. The conversion will not affect the general terms of your savings account, which will continue to be insured by the Federal Deposit Insurance Corporation to the maximum legal limit. We will not be converting your savings account to stock. The conversion will not affect the obligations of borrowers under their loan agreements.

5.       HOW DO I BENEFIT FROM THE CONVERSION?

         We will give eligible depositors the opportunity to subscribe or place an order to purchase stock in BUCS Financial Corp and thereby participate in any gain in the value of the shares and future dividend payments, if any. Furthermore, the additional capital will enable BUCS Federal to provide expanded services to its customers and the community.

                             ABOUT PURCHASING STOCK
                             ----------------------

6.       WHO MAY PURCHASE STOCK?

         BUCS Financial Corp is currently conducting a Subscription Offering. Persons listed below may have the opportunity to subscribe to purchase BUCS Financial Corp's common stock during the Subscription Offering.

         - Eligible Account Holders. Persons who had a savings deposit of at least $50 at BUCS Federal on February 28, 1998.

         - Tax Qualified Employee Plans of BUCS Federal Bank.

         - Supplemental Eligible Account Holders. Persons who had a savings deposit of at least $50 at BUCS Federal on September 30, 2000.

         - Other  Members.  Depositors of BUCS Federal as of           , 2000.
                                                              ----------

         BUCS Financial Corp may, depending upon market conditions and the availability of shares, offer stock to certain persons in a community offering.

7.       WHAT IS THE PRICE PER SHARE AND HOW MANY SHARES ARE BEING OFFERED?

         An independent appraisal firm has determined the aggregate value of BUCS Financial Corp stock. Shares will be sold at a purchase price of $10.00 per share. We will offer up to 471,500 shares for sale. Under certain conditions, we may increase the offer to up to 542,225 shares. Some of these conditions include a change in market and financial conditions following commencement of the offering.

8.       WILL EVERYONE PAY THE SAME PRICE FOR THE STOCK?

         Yes. All subscribers, including BUCS Federal's board of directors and management, will pay the same price during the offering.

9.       AM I OBLIGATED TO BUY STOCK?

         No. Depositors of BUCS Federal have a priority subscription right, but they are not required to buy any stock.

10.      HOW MUCH STOCK MAY I BUY IN THE SUBSCRIPTION OFFERING?

         Individuals cannot purchase more than 12,500 shares. Individuals acting in concert or groups of persons are subject to this limit. Individuals and their associates may not purchase more than shares of stock in
                                                           ---
         total in all categories of the subscription and community offering.

11.      WHAT IS THE MINIMUM AMOUNT OF STOCK I MAY BUY?

         The minimum purchase requirement is 25 shares.

12.      IS THE STOCK INSURED BY THE FDIC?

         No. Like any other common stock, BUCS Financial Corp stock will not be insured by the FDIC or any other governmental agency.

13.      IN THE FUTURE, HOW MAY I PURCHASE MORE SHARES OR SELL MY SHARES?

         The common stock will be quoted and traded in the over the counter market on the OTC Electronic Bulletin Board. However, the development of an active trading market depends on the existence of willing buyers and sellers. Due to the small size of the offering, it is highly unlikely that an active trading market will develop and be maintained. You could have difficulty disposing of your shares and you should not view the shares as a short term investment. You may not be able to sell your shares at a price equal to or above the price you paid.

14.      WILL THERE BE ANY DIVIDENDS?

         BUCS Financial Corp anticipates the establishment of a policy to pay cash dividends. The timing, frequency and initial amount of dividends have not yet been determined. Dividends will be subject to the financial conditions and results of operations of BUCS Financial Corp, BUCS Federal Bank's compliance with its capital requirements, tax considerations, industry standards and other factors.

15. HOW DO I ORDER STOCK AND WHAT METHODS CAN BE USED FOR PAYMENT OF MY STOCK PURCHASES?

         Complete the stock order form as instructed. Indicate the number of shares you wish to purchase, multiply the number of shares subscribed for by $10.00 per share and enter the total amount. Total payment for purchases in the offering must accompany the order form and be received by BUCS Financial Corp prior to 12:00 noon, Eastern time, on
                         , 2001. You can pay for our stock as follows:
         ----------------

         Check or money order sent or delivered to BUCS Federal or the Stock Center. If payment is made by check or money order, interest will be earned at the passbook rate until the conversion is completed.

         Withdrawal of funds from any existing account of BUCS Federal in an amount equal to $10.00 per share times the number of shares ordered. We will waive any penalties for early withdrawal from an BUCS Federal account if the funds are used to purchase stock in the offering. Once we authorize the withdrawal of funds, you may not withdraw the designated amount unless the plan of conversion is terminated or as otherwise required by regulatory authorities. All funds maintained in savings accounts are insured by the FDIC up to legally applicable limits and will earn interest until completion of the conversion.

         - Orders of $25,000 or more must be paid by BUCS Federal account withdrawals, certified funds, cashier's check, or money orders.

         - IRA purchases. If you wish to purchase shares of BUCS Financial Corp stock for an IRA account, either at BUCS Federal or elsewhere, we may be able to accommodate you. Please contact the stock center as soon as possible at (410) - so that we may assist you with the
                              --- ----
         appropriate procedures for such a purchase. It is important that you contact us soon because making the IRA arrangements takes time.

16.      MAY I CHANGE MY MIND?

         The stock order form you execute cannot be canceled or withdrawn. However, you may order additional shares by completing another stock order form, subject to the maximum purchase limitations.

17.      ARE MY SUBSCRIPTION RIGHTS TRANSFERABLE?

         No. No person may transfer or enter into any agreement to transfer his or her subscription rights issued under the plan of conversion, or the shares to be issued upon the exercise of such rights. Persons violating such prohibition will lose their right to purchase stock in the conversion and may be subject to governmental sanctions.

                          ABOUT MEMBERS' VOTING RIGHTS
                          ----------------------------

18.      WHO IS ELIGIBLE TO VOTE ON THE PLAN OF CONVERSION?

         Depositors of BUCS Federal at                , 2000 who  continue to be
                                       ----------------
         depositors at the date of the special meeting of members are eligible to vote.

19.      HOW IS THE NUMBER OF VOTES DETERMINED?

         Each deposit account holder can cast one vote for each $100, or fraction thereof, of the aggregate withdrawal value of all such account holders deposit accounts on _____________, 2000. The maximum number of votes per person is 1,000.

20. IF I VOTE FOR THE PLAN OF CONVERSION ON THE PROXY CARD, WILL I BE OBLIGATED TO PURCHASE STOCK?

         No. Signing the proxy card and voting for the conversion in no way obligates you to purchase any BUCS Financial Corp stock. All members are urged to vote for the conversion.

         THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE PLAN OF CONVERSION AND RECOMMENDS MEMBERS VOTE "FOR" APPROVAL OF THE PLAN OF CONVERSION.

21.      WHAT HAPPENS IF I DON'T VOTE?

         Failing to vote could be equivalent to voting against the plan of conversion. YOUR VOTE IS EXTREMELY IMPORTANT! Please sign and mail your proxy card(s) now.

 22.     MAY I COME TO THE SPECIAL MEETING AND VOTE?

         Yes. However, we encourage you to send a proxy card(s) to BUCS Federal prior to the meeting even if you plan to attend the special meeting. The proxy is revocable and can be changed by submitting a later dated proxy or by casting a ballot at the meeting.

23.      I RECEIVED MORE THAN ONE PROXY CARD.  CAN I VOTE THEM ALL?

         Yes. Please vote ALL the proxy cards you receive. You may have more than one account in different registrations. While some accounts have been consolidated, it is not permissible to consolidate all accounts.

24. IF A SAVINGS ACCOUNT IS IN JOINT NAME, MUST BOTH NAMES BE SIGNED ON THE PROXY CARD?

         No.   Two or  more  signatures  are  required  only  when  two or  more signatures are needed to withdraw funds from the account.

25.      IF I DON'T BUY STOCK WILL I HAVE A VOTE AT FUTURE ANNUAL MEETINGS?

         No. After the conversion, only stockholders will have voting rights. However, the operations of BUCS Federal and the general terms and balances of your deposit accounts and loans will remain unchanged.

26.      HOW MAY I GET MORE INFORMATION?

         We hope that these questions and answers, combined with the prospectus and the proxy statement, will help you better understand the conversion and the stock offering. We urge you to carefully review the prospectus and proxy statement before making an investment or voting decision. If you desire further information, please contact the stock center at:

                            Telephone: (410)    -
                                             --- ----


--------------------------------------------------------------------------------
THIS BROCHURE IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES. THE OFFER IS MADE ONLY BY THE PROSPECTUS ACCOMPANIED BY A STOCK ORDER FORM, COPIES OF WHICH MAY BE OBTAINED BY CONTACTING THE STOCK CENTER. THE COMMON STOCK OFFERED IN THE CONVERSION IS NOT A DEPOSIT OR ACCOUNT AND IS NOT FEDERALLY INSURED OR GUARANTEED.
--------------------------------------------------------------------------------

                             NEWSPAPER ADVERTISEMENT
                             -----------------------
                                    NEW ISSUE

                                  BUCS Federal


                               BUCS Financial Corp
                        the proposed holding company for
                                BUCS Federal Bank


             Up to 471,500 shares of Common Stock are being offered
                  at a Subscription Price of $10.00 per share.


                              For Information Call:
                                  Stock Center

                            Telephone (410) ___-____



                     or stop by the stock center located at
                              10455 Mill Run Circle
                          Owings Mills, Maryland 21117


The  Subscription   Offering  period  deadline  is  12:00  noon,  Eastern  time,
            , 2001.
------------

--------------------------------------------------------------------------------
This announcement is neither an offer to sell nor a solicitation of an offer to buy securities. The offer is made only by the prospectus accompanied by a stock order form, copies of which may be obtained by contacting the stock center. The common stock offered in the conversion is not a deposit or account and is not federally insured or guaranteed.
--------------------------------------------------------------------------------

                                 YOU'RE INVITED




You are cordially invited to attend our Community Meeting where you will find out more about BUCS Federal and our stock offering including

o A presentation by senior management discussing BUCS Federal strategy and performance.

o An explanation of BUCS Federal plan for converting to a stock form of ownership.

o A question and answer period, followed by a reception where you can personally meet and talk with the officers and directors of BUCS Federal.

For more details on BUCS Financial Corp stock offering, attend this informative and convenient Community Meeting:

         Location:
         Date:
         Time:


To make a reservation or to receive a prospectus, call (410)    -    .
                                                            ---- ----
                                Share Our Future.







--------------------------------------------------------------------------------
This announcement is neither an offer to sell nor a solicitation of an offer to buy securities. The offer is made only by the prospectus accompanied by a stock order form, copies of which may be obtained by contacting the stock center. The common stock offered in the conversion is not a deposit or account and is not federally insured or guaranteed.
-------------------------------------------------------------------------------

1.   Letter to Members and Friends (Closed Accounts)

               , 2000
---------------

Dear Members and Friends:

         BUCS Federal has adopted a plan to convert from a federally chartered mutual financial institution to a federally chartered stock savings bank to be known as BUCS Federal Bank. As part of the conversion, BUCS Federal has formed a holding company, BUCS Financial Corp. BUCS Financial Corp will own all of the common stock of BUCS Federal Bank. BUCS Financial Corp is offering up to 471,500 shares of its common stock to customers of BUCS Federal at a subscription price of $ 10.00 per share.

         For your convenience this packet includes the following materials:

-    PROSPECTUS which describes the Offering;

-    BROCHURE which briefly answers questions about the conversion and offering;
     and

- STOCK ORDER FORM which must be returned with full payment if you wish to invest.

         If you would like to purchase BUCS Financial Corp stock in your IRA account, using IRA funds, we may be able to accommodate you. Please contact the
stock center as soon as possible at (410)    -    .
                                          --- ----

         If you are a current member of BUCS Federal, you will also find enclosed a proxy statement and proxy card(s). On behalf of the Board, we ask that you help BUCS Federal take this important step by signing the enclosed proxy card(s), casting your vote in favor of the Plan of Conversion. Your vote is very important! Please mail your proxy card(s) today in the enclosed postage paid return envelope.

         We believe it is in the best interest of BUCS Federal to have our customers and members of the communities we serve as our stockholders. We encourage you to review this investment opportunity carefully. If you have any
questions, please call the stock center at (410)   -    .
                                                --- ----

Sincerely,

/s/Herbert J. Moltzan
-----------------------
Herbert J. Moltzan
President and Chief Executive Officer

Enclosures

--------------------------------------------------------------------------------
This letter is neither an offer to sell nor a solicitation of an offer to buy securities. The offer is made only by the prospectus accompanied by a stock order form. The shares of common stock offered are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.
--------------------------------------------------------------------------------

2.  Letter for branch package, Stock Center, non-members.


               , 2000
---------------

Dear Prospective Investor:

         BUCS Federal is converting from a federal mutual financial institution to a federal stock savings bank to be known as BUCS Federal Bank. As part of the conversion, BUCS Federal has formed a holding company, BUCS Financial Corp. BUCS Financial Corp will own all of the common stock of BUCS Federal Bank. BUCS Financial Corp, Inc. is offering to customers of BUCS Federal up to 471,500 shares of its common stock at a purchase price of $10.00 per share. Even if you are not currently a member of BUCS Federal, you may have the opportunity to purchase shares without paying a fee or commission. Members have priority rights to purchase shares in the Offering and no assurance can be given that your order will be filled.

         For your convenience, enclosed are the following materials:

-    PROSPECTUS which describes the Offering; and

- STOCK ORDER FORM which must be returned with full payment if you wish to invest.

         We encourage you to review this investment  opportunity  carefully.  If
you have any questions, please call our Stock Center at (410)  -    .
                                                            --- ----

         We are pleased to offer you this opportunity to invest in BUCS Financial Corp.

Sincerely,


/s/Herbert J. Moltzan
-----------------------
Herbert J. Moltzan
President and Chief Executive Officer

Enclosures

--------------------------------------------------------------------------------
This letter is neither an offer to sell nor a solicitation of an offer to buy securities. The offer is made only by the prospectus accompanied by a stock order form, copies of which may be obtained by contacting the stock center. The common stock offered in the conversion is not a deposit or account and is not federally insured or guaranteed.
--------------------------------------------------------------------------------

3.   Trident Securities, Inc. Cover Letter to Agent Registration Blue-Sky States
     - INCLUDING MARYLAND


                      [TRIDENT SECURITIES, INC. LETTERHEAD]




              , 2000
--------------

To Depositors and Friends of BUCS Federal:

         Trident Securities, Inc. is an NASD member broker/dealer assisting BUCS Federal in its conversion from a mutual to a stock organization to be known as BUCS Federal Bank.

         At the request of BUCS Federal and BUCS Financial Corp, the proposed parent holding company of BUCS Federal Bank, we enclose certain materials regarding the sale and issuance of common stock in connection with the conversion of BUCS Federal. These materials include a prospectus which offers you the opportunity to subscribe to purchase shares of common stock of BUCS Financial Corp.

         We have been asked to forward these documents to you in view of certain requirements of the securities laws of your state. We should not be understood as recommending or soliciting in any way any action by you with regard to the enclosed materials. If you have any questions, please contact us at the Stock
Center at (   )    -    .
           --- ---- ----
                                             Very truly yours,


                                             TRIDENT SECURITIES, INC.


Enclosures

--------------------------------------------------------------------------------
This letter is neither an offer to sell nor a solicitation of an offer to buy securities. The offer is made only by the prospectus accompanied by a stock order form. The shares of common stock offered are not savings accounts or deposits and are not insured or guaranteed by the federal deposit insurance corporation or any other governmental agency.
--------------------------------------------------------------------------------

4.   Letter to Members in Non-Offering States and Foreign Accounts


                , 2000
----------------
Dear Member:

         BUCS Federal is converting from a federal mutual financial institution to a federal stock savings bank to be known as BUCS Federal Bank with the concurrent formation of a holding company, BUCS Financial Corp.

         Enclosed you will find a proxy statement and prospectus describing the conversion and proxy card(s). As a current member of BUCS Federal, we ask you to participate in the conversion by reviewing the information provided and voting on the conversion by completing and mailing the enclosed proxy card(s) in the enclosed postage-paid envelope as soon as possible. The Board of Directors recommends that you vote in favor of the plan of conversion.

         Although you may vote on BUCS Federal's plan of conversion, BUCS Financial Corp unfortunately is unable to either offer or sell its common stock to you because (i) the small number of eligible subscribers in your jurisdiction makes registration or qualification of the common stock under the securities laws of your jurisdiction impractical, for reasons of cost or otherwise; or (ii) the small number of eligible subscribers in your jurisdiction makes registration or qualification of BUCS Financial Corp, its officers, directors, employees and persons acting on its behalf as broker/dealer in your jurisdiction impractical, for reasons of cost or otherwise. Accordingly, neither this letter nor the enclosed material should be considered an offer to sell or a solicitation of an offer to buy the common stock of BUCS Financial Corp.

         If you have any questions about your voting rights or the conversion in
general, please call the stock center at (410)     -    .
                                              ----  ----

Sincerely,

/s/Herbert J. Moltzan
-----------------------
Herbert J. Moltzan
President and Chief Executive officer


Enclosures

--------------------------------------------------------------------------------
This letter is neither an offer to sell nor a solicitation of an offer to buy securities. The offer is made only by the prospectus accompanied by a stock order form, copies of which may be obtained by contacting the stock center. The common Stock offered in the conversion is not a deposit or account and is not federally insured or guaranteed.
--------------------------------------------------------------------------------

                                    IMPORTANT
                                 PROXY REMINDER

                                  BUCS Federal


                               BUCS Financial Corp


YOUR VOTE ON BUCS FEDERAL'S STOCK CONVERSION IS VERY IMPORTANT.

VOTING FOR THE CONVERSION WILL NOT AFFECT THE INSURANCE OF YOUR DEPOSIT ACCOUNT. YOUR ACCOUNT WILL CONTINUE TO BE INSURED UP TO THE MAXIMUM LEGAL LIMIT BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, AN AGENCY OF THE U.S. GOVERNMENT.

REMEMBER, VOTING FOR THE CONVERSION DOES NOT OBLIGATE YOU TO BUY ANY STOCK.
                                         ---

PLEASE ACT  PROMPTLY!  SIGN YOUR PROXY  CARD(S) AND MAIL OR DELIVER THEM TO BUCS
                       ------------------------
FINANCIAL CORP TODAY. WE RECOMMEND THAT YOU VOTE FOR THE PLAN OF CONVERSION.

                                   THE BOARD OF DIRECTORS OF BUCS FEDERAL
--------------------------------------------------------------------------------
              If you have already mailed your proxy card(s), please
                  accept our thanks and disregard this request.

                      For Further Information, Please Call
                                The Stock Center

                                at (410)    -
                                        ---- ----

--------------------------------------------------------------------------------
THIS ANNOUNCEMENT IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES. THE OFFER IS MADE ONLY BY THE PROSPECTUS ACCOMPANIED BY A STOCK ORDER FORM, COPIES OF WHICH MAY BE OBTAINED BY CONTACTING THE STOCK CENTER. THE COMMON STOCK OFFERED IN THE CONVERSION IS NOT A DEPOSIT OR ACCOUNT AND IS NOT FEDERALLY INSURED OR GUARANTEED.
--------------------------------------------------------------------------------